Exhibit 99.2

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Date: October 19, 2023

BUILDERS VC FUND I (CANADA), L.P.	By: Builders VC GP I, LLC, its general partner

/s/ James Kim
Name: James Kim
Title: Managing Member

BUILDERS VC FUND I, L.P.	By: Builders VC GP I, LLC, its general partner

/s/ James Kim
Name: James Kim
Title: Managing Member

BUILDERS VC ENTREPRENEURS FUND I, L.P.
By: Builders VC GP I, LLC, its general partner

/s/ James Kim
Name: James Kim
Title: Managing Member

/s/ James Kim
Name: James Kim